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                                                              Exhibit 16.1







June 18, 1996

Securities & Exchange Commission
450 - 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We have been furnished with a copy of the response to Item 304 of Form S-K for the event that occurred on December 29, 1995, to be filed by our former clients, Medi-Ject Corporation. We agree with the statements made in response to Item 304 insofar as they relate to our firm.

Sincerely,

 /s/ Stirtz Bernards Boyden Surdel & Larter, P.A.
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cc:  Mark Derus